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                                                                   EXHIBIT 10.10
                            ASSET PURCHASE AGREEMENT
                                     PRIVATE
    THIS ASSET PURCHASE AGREEMENT (THIS "AGREEMENT") IS DATED AS OF JANUARY 15, 1999 BY AND AMONG EMERGE VISION SYSTEMS, INC. (FORMERLY ENHANCED VISION SYSTEMS, INC.), A DELAWARE CORPORATION ("SELLER"), AND SPERRY MARINE
                     INC., A DELAWARE CORPORATION ("BUYER").


                                   BACKGROUND


                  Seller is engaged in the manufacture, sale and distribution of the infrared systems that are more particularly described in specifications attached hereto as Schedule 1 (the "IR Systems") for use on marine vessels (the "Marine Business"). The parties hereto wish to provide for the sale by Seller, and the purchase by Buyer, of certain of the assets of Seller and for certain other matters, all as hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:



                                   SECTION 1.
                            SALE OF PURCHASED ASSETS


         1.1 Sale and Purchase. At the "Closing" (as defined in Section 2.1) of this Agreement, Seller shall sell, assign, deliver and transfer to Buyer, and Buyer shall purchase from Seller, all of the assets of Seller specifically set forth below (the "Purchased Assets"). Notwithstanding any other provision hereof, Seller shall not sell to Buyer, and the Purchased Assets shall not include, any asset of the Seller not set forth below ("Excluded Assets"). The Purchased Assets are:
                  (a) all of Seller's inventory of IR Systems, including all constituent and unassembled parts owned by Seller at Closing, other than the Purchased IR Systems (as defined below) (the "Inventory");
                  (b) all of Seller's rights, to the extent assignable, under the Hardware/Software License Agreement, dated July 12, 1996 (the "License Agreement"), between Digital Imaging Inc. ("Digital") and Seller;
                  (c) all tooling owned by Seller used in the manufacture of the IR Systems that is listed or described on Schedule 2 (collectively, "Vendor Tooling"), whether located at Seller's facilities or located at the vendor facility listed on such Schedule;
                  (d) all equipment owned by Seller which is used to test the performance and functionality of the IR Systems that is listed on Schedule 3 (collectively, "Test Equipment"); and

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                  (e) all goodwill associated with the Marine Business.

              1.2 Excluded Assets. Seller shall not sell, and Buyer shall not purchase, pursuant to this Agreement, any of the following assets:

                   (a) any of the IR Systems (the "Purchased IR Systems") that Seller is selling to Buyer pursuant to the terms of one or more Purchase Orders (including Purchase Order #302388 dated November 23, 1998), as the same may be amended or supplemented from time to time after the date hereof (the "Purchase Order"), between Seller and Buyer, and all Inventory required by Seller to manufacture such Purchased IR Systems;

                   (b) any parts or assemblies that would otherwise be included in the Inventory but which are not required for the manufacture of up to 100 IR Systems and which are identified in writing by Buyer prior to Closing;

                   (c) any other Inventory reasonably determined prior to Closing to be defective that is identified in writing by Buyer prior to Closing;

                   (d) any Test Equipment that Buyer may elect in writing prior to Closing to exclude from the Purchased Assets; and

                   (e) any other asset of Seller not expressly specified in
Section 1.1 hereof.

         1.3 Assumed and Excluded Liabilities. From and after the Closing, Buyer shall assume and be liable for all of Seller's obligations to be performed after the Closing under the License Agreement, including, without limitation the payment when due of all fees and royalties due Digital thereunder. Except as provided in the immediately preceding sentence, Buyer shall not assume and shall not become liable or responsible in any way for any liabilities or obligations whatsoever, direct or indirect, contingent or otherwise, of Seller or any affiliate of Seller (including, without limitation, any partner, officer, employee, director or agent of Seller) to any person, or for any reason, known or unknown, actual or inchoate, and whether arising from facts or events occurring prior to, on or after the Closing (collectively, the "Excluded Liabilities").
         1.4 Purchase Price. The aggregate purchase price for the Purchased Assets (the "Purchase Price") shall be One Million Eight Hundred Ninety Thousand Nine Hundred Seventy Six Dollars and Sixty Two Cents ($1,890,976.62). Such amount does not include any amounts payable to Seller by Buyer in accordance with the terms of the Purchase Order. Payment of the Purchase Price shall be made by wire transfer of immediately available funds, to such account as shall be specified in writing by Seller to Buyer, and shall be paid, and allocated by the parties for tax purposes, in accordance with the following schedule:
      Payment Amount                     Due Date                   Allocation
PRIVATE
1.
$200,000
Closing
Inventory

2.

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$1,000,000
August 1, 1999
Inventory

3.
$412,390
September 1, 1999
Inventory

4.(a)
$278,585.62
October 1, 1999
Vendor Tooling and Test Equipment

(b)
$1
October 1, 1999
Goodwill

The Purchase Price shall be adjusted, up or down, based on the difference, if any, between (a) $1,612,390 and the book value of the Inventory on the date of Closing, and (b) $285,999 and the book value of the Vendor Tooling and Test Equipment, each as determined by Seller in accordance with generally accepted accounting principles, consistently applied with the determination of the value of such Inventory on Seller's financial statements. Any necessary adjustment to the Purchase Price on account of subsection (a) above shall be made to the payment due on September 1, 1999 and shall be allocated to the Inventory. Any necessary adjustment to the Purchase Price on account of subsection (b) above shall be made to the payment due on October 1, 1999 and shall be allocated to the Vendor Tooling and Test Equipment. Buyer and Seller shall file all tax returns consistently with the allocations set forth above.

                                   SECTION 2.
                                   THE CLOSING

              Section 2.1. Closing. The closing of the purchase and sale of the Purchased Assets hereunder, subject to the terms and conditions set forth herein (the "Closing"), shall take place on February 22, 1999 or such earlier date when the Inventory is shipped to Buyer, at the offices of Seller, commencing at 10:00 A.M. or at such other date, place and time as may be mutually agreed by Buyer and Seller (the "Closing Date"), provided, however, that Seller shall retain possession of, and have the right to use for the manufacture and testing of the Purchased IR Systems, the Vendor Tooling and Test Equipment until ten business days after the all of the Purchased IR Systems are delivered to Buyer pursuant to the Purchase Order. At the Closing, in addition to the other actions contemplated elsewhere herein:

                            (a) Seller shall deliver to Buyer the following:

                                          (i) the Purchased Assets to the
Charlottesville, Virginia

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                            location of Buyer;

                                          (ii) the Purchase and License
                            Agreement in the form attached hereto as Exhibit A (the "Purchase and License Agreement"), executed by Seller; and

                                          (iii) such bills of sale,
                            endorsements, assignments, certificates of title and other instruments of transfer and conveyance as shall be effective to vest title to each of the Purchased Assets in Buyer.

                                          (iv) Buyer shall deliver or cause to
                            be delivered the Purchase and License Agreement, executed by Buyer.

                                   SECTION 3.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer that as of the date of this Agreement and as of the Closing Date:

         3.1 Legal Status. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own and lease the Purchased Assets. Seller has not agreed, contingently or otherwise, to share any profits, losses, costs or liabilities of the Marine Business with any other person or entity. The Marine Business is and has been conducted solely by and through the Seller and through or by no other person or entity.

         3.2 No Conflict or Violation. Subject to obtaining the necessary approval and consent pursuant to the License Agreement (the "Consent") and in reliance upon Section 4.2 and 4.8 herein, the execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby will not: (i) conflict with any of the terms, conditions or provisions of the articles of incorporation or bylaws of Seller; (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree, or any governmental permit, license or authorization, applicable or issued to Seller; (iii) conflict with, result in a breach of, constitute a default under (whether by notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, any contract, indenture, mortgage, lien, lease, agreement or instrument to which Seller is a party or by which it or any of the Purchased Assets is bound; or (iv) result in the creation of any lien, charge, restriction or encumbrance upon, or any loss of benefit with respect to any of the Purchased Assets.

         3.3 Authority and Binding Agreement. Subject to obtaining the Consent, Seller has the full capacity, legal power and authority to execute, deliver and perform this Agreement and its obligations hereunder. Seller has taken all necessary legal and other action to authorize the execution, delivery and performance of this Agreement. This Agreement and all other agreements and instruments to be executed by Seller in connection herewith have been duly executed and delivered by, and constitute the legal, valid and binding obligations of Seller, enforceable against it in accordance with their respective terms.

         3.4 Consents, Authorizations and Permits. Except for obtaining the Consent, no consent, waiver or approval of or notice to any person is or will be necessary to

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consummate the transactions contemplated by this Agreement and permit Buyer to employ the Purchased Assets following Closing without restriction, lien or encumbrance.
         3.5 Assets. Seller is the sole beneficial and record owner of and has good title to the Purchased Assets, free and clear of all liens, encumbrances, claims, restrictions, liabilities and rights of others, absolute or contingent, against or affecting any of the Purchased Assets. Upon consummation of the Closing, Buyer shall acquire all of Seller's right and title to the Pur chased Assets, free and clear of all liens, encumbrances, claims, restrictions and liabilities of any nature.
         3.6 Litigation. There are no, and during the last three years there have not been any claims, actions, suits, proceedings (arbitration or otherwise) or investigations involving or affecting the Marine Business or any of the Purchased Assets before or by any court or governmental agency or instrumentality, or before any arbitrator of any kind. To the best of Seller's knowledge, no such claim, action, suit, proceeding or investigation is presently threatened or contemplated and there are no facts which could reasonably serve as a basis for any such claim, action, suit, proceeding or investigation.
         3.7 Contracts. Except for the Purchase Order, Seller has no contracts, leases or agreements of any nature whatsoever (including, without limitation, barter or similar arrangements), or any commitments obligating Seller to purchase any equipment or other assets or to procure services, which relate to the Purchased Assets. Buyer shall have no obligation under or with respect to any such contracts, agreements, orders or obligations.
        3.8 Product Warranties and Claims.
        BUYER ACKNOWLEDGES THAT THE PURCHASED ASSETS ARE BEING ACQUIRED BY IT "AS IS" AND THAT SELLER DOES NOT WARRANT THAT THE INVENTORY IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE. THE PARTIES FURTHER AGREE THAT NEITHER THIS AGREEMENT NOR ANY SALE MADE PURSUANT TO THIS AGREEMENT INCLUDES ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. SELLER MAKES NO WARRANTIES AS TO THE CONDITION OR QUALITY OF THE PURCHASED ASSETS.


                                   SECTION 4.
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller that as of the date of this Agreement and as of the Closing Date:

         4.1 Legal Status. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
         4.2 Registered U.S. Entity. Buyer's parent is registered with the U.S. Department of State as a manufacturer and exporter of defense articles under Category XII of the U.S. Munitions List. Buyer is not controlled by any foreign organization, entity, interest or person. For the purpose of this Section, the term "control" means the power, direct or indirect, whether or not exercised, and whether or not exercised or exercisable through the ownership of a majority or a dominate minority of the total

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outstanding voting securities of an issuer, or by proxy voting, contractual arrangements or other means, to determine, direct or decide matters affecting an entity.

         4.3 Authority and Binding Agreement. Buyer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. This Agreement has been and all other agreements and instruments to be executed by Buyer in connection herewith have been (or upon execution and delivery will have been) duly executed and delivered by, and constitute (or upon execution and delivery will constitute) legal, valid and binding obligations of Buyer, enforceable against it in accordance with their respective terms.

         4.4 No Conflict or Violation. Neither the execution nor delivery by Buyer of this Agreement, the compliance by Buyer with the terms and conditions hereof nor the consummation by Buyer of the transactions contemplated hereby will: (i) conflict with any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer; (ii) violate any provision of, or require any consent, authorization or approval under, any law or administrative regulation or any judicial, administrative or arbitration order, award, judgment, writ, injunction or decree, or any governmental permit, license or authorization applicable or issued to, Buyer; or (iii) conflict with, result in a breach of, constitute a default under (whether by notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under any indenture, mortgage, lien, lease, agreement or instrument to which Buyer is a party.

         4.5 Consents. No consent, approval or waiver of or notice to any person is or will be necessary or required on the part of Buyer in connection with the authorization, execution, delivery or performance of its obligations hereunder or under the Purchase and License Agreement, or under any document or instrument to be delivered by Buyer in connection herewith or therewith.

         4.6 Litigation; Compliance with Laws. No action, suit, claim or inquiry, proceeding or governmental investigation is pending or threatened against or relating to Buyer that would adversely impact its ability to own the Purchased Assets or operate the Marine Business as of the Closing. There is no outstanding order, injunction or decree of any court or governmental agency or authority or self-regulatory body that materially adversely affects Buyer or Buyer's ability to own the Purchased Assets or operate the Marine Business or that would prevent the consummation of the transactions contemplated hereby. Buyer has not engaged in, or is now engaging in, any act of course of conduct in violation of any material respect of any law, regulation, ordinance or other requirement of any governmental body or court which could impair Buyer's ability to consummate the transactions contemplated by this Agreement or the Purchase and License Agreement, own the Purchase Assets or operate the Marine Business as of the Closing, and no notice or claim alleging any such violation has been received by Buyer.

         4.7 Financial Capacity. Buyer has, and will maintain, sufficient assets and cash flow to enable it to timely make all payments required under this Agreement to Seller and to perform its obligations under the Purchase and License Agreement.

         4.8 Compliance with Export Laws. To the best of Buyer's knowledge, Buyer is in compliance with all laws, rules, regulations, permits, licenses and other requirements

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relating to the export from the United States of goods, technology and/or information ("Export Laws"). To the extent that Buyer is or at any time during the last five years was not in compliance with such Export Laws, Buyer represents that any such noncompliance will have no adverse effect on Seller or Seller's ability to consummate the transactions contemplated hereby and/or enter into and perform its obligations under the Purchase and License Agreement.


                                   SECTION 5.
                   CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE

         The obligation of Buyer to purchase the Purchased Assets under this Agreement is subject to the satisfaction, at or before the Closing, of all of the following conditions:
         5.1 Accuracy of Representations and Warranties; Performance by Seller. The representations and warranties of Seller contained in this Agreement shall be true in all material respects, except for changes permitted or contemplated by this Agreement, on and as of the time of Closing (except to the extent that they expressly relate to an earlier date). Seller shall have performed and complied with all material covenants, agreements and conditions required by this Agreement to be performed or satisfied by it before or at the Closing. Seller shall have delivered to Buyer a certificate signed by a duly authorized person, dated the Closing Date, certifying to the foregoing effect.
         5.2 Absence of Litigation. No action or proceeding before any court or other governmental entity shall have been instituted or threatened by any person or entity (other than Buyer) to restrain or prohibit the transactions contemplated by this Agreement and shall not have been dismissed or resolved.
         5.3 Consents. The Consent and to the extent required, any statutory and regulatory consents, approvals, permits, orders and actions required by any governmental entity shall have been obtained.
         5.4 Purchase and License Agreement. Seller shall have entered into the Purchase and License Agreement.
         5.5 Waiver of Conditions. Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that Buyer proceeds with the Closing, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against Seller by reason of the failure of any such conditions.


                                   SECTION 6.
                  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE

         6.1 Accuracy of Representations and Warranties; Performance by Buyer. The representations and warranties of Buyer contained in this Agreement shall be true in all material respects, except for changes permitted or contemplated by this Agreement, on and as of the time of Closing (except to the extent that they expressly relate to an earlier date). Buyer shall have performed and complied with all material covenants, agreements

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and conditions required by this Agreement to be performed or satisfied by it before or at the Closing. Buyer shall have delivered to Seller a certificate signed by a duly authorized officer of Buyer, dated the Closing Date, certifying to the foregoing effect.
         6.2 Absence of Litigation. No action or proceeding before any court or other governmental entity shall have been instituted or threatened by any person (other than Seller) to restrain or prohibit the transactions contemplated by this Agreement and shall not have been dismissed or resolved.
         6.3 Consents. The Consent and to the extent required, any statutory and regulatory consents, approvals, permits, orders and actions required by any governmental entity shall have been obtained.
         6.4 Purchase and License Agreement. Buyer shall have entered into the Purchase and License Agreement.
         6.5 Financing Statement. Buyer shall have executed a financing statement reflecting the security interest granted to Seller pursuant to Section 7.7.
         6.6 Waiver of Conditions. Notwithstanding the failure of any one or more of the foregoing conditions, Seller may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that Seller proceeds with the Closing, Seller shall be deemed to have waived for all purposes any rights or remedies it may have against Buyer by reason of the failure of any such conditions or the breach of any such representations.

                                   SECTION 7.
                          COVENANTS; CERTAIN AGREEMENTS

         7.1 Use of Name. From and after the Closing, Seller shall not use for any purpose the name "AMIRIS" or any similar sounding name or any variant thereof.
         7.2 Employee Access and Participation. Seller shall assist Buyer in the training of its employees in the manufacture and testing of the Purchased IR Systems by permitting designated employees of Buyer who have signed a nondisclosure agreement in the form attached hereto as Exhibit B, to participate in the manufacture and testing of the Purchased IR Systems at Seller's Sebastian, Florida facility. Buyer shall be solely responsible for all expenses (e.g., travel, lodging and compensation expenses) incurred by such employees in traveling to and participating in such assembly.
         7.3 Support Documentation. Seller shall, no later than seven days after the date of execution hereof, provide Buyer with written copies of the latest revision level of the following:
                  (a) the technical data packages applicable to the manufacture of the IR Systems;

                  (b) the manufacturing assembly procedures related to the IR Systems; and

                  (c) the test procedures used to determine the functionality and performance of the IR Systems.

         7.4 Engineering Support Personnel. For a 120 day period, commencing on the Closing Date, Seller shall make available to Buyer the services of up to three full-time engineers employed by Seller who shall, upon the written request of Buyer, work at Buyer's Charlottesville, Virginia facility during normal business hours to train and

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support the transfer of the manufacture and assembly processes of the IR Systems to such facility. Seller shall be solely responsible for all compensation expenses of such engineers and Buyer shall be responsible for all travel, lodging and other similar expenses incurred by Seller and/or such engineers in fulfilling their obligations under this Section 7.4.
         7.5 Engineering and Drafting Services. For a one year period, commencing on the date hereof, upon Buyer's reasonable written request, accompanied by an appropriate statement of work specifying in reasonable detail the work to be performed and the requested schedule for completion thereof, Seller shall provide up to 4,160 hours of engineering and/or drafting services at the following rates: (a) $100 per hour for services that are performed by an engineer and (b) $50 per hour for services that are performed by a draftsman. Within ten days after receipt of such statement of work and requested schedule, Seller shall provide Buyer with an estimate of the number of hours required to complete such work (which estimate Seller shall not exceed without Buyer's consent) and a proposed schedule for completion of such work. Buyer shall also pay any travel, lodging or other similar charges incurred by Seller during the course of providing such services hereunder. After the end of such one-year period, Seller may, in its sole discretion, agree to provide additional engineering and drafting services to Buyer at such prices and on such other terms and conditions as shall be determined solely by Seller.
         7.6 Maintenance of Technical Information. Seller shall maintain and, as requested by Buyer, upgrade, at Seller's cost, all schematics relating to the IR Systems currently maintained by it, in electronic format, for a period not to exceed one year from the date hereof. Seller shall have no obligation to perform such maintenance and upgrades subsequent to the expiration of such one year period.
         7.7 Security Interest. Buyer hereby grants to Seller, to secure all of Buyer's liabilities hereunder and under the Purchase and License Agreement, a first and prior security interest under the Uniform Commercial Code, as adopted in the State of Florida (the "UCC"), in (i) all of the Purchased Assets, (ii) all proceeds of the Purchased Assets, and (iii) all products of the Purchased Assets (collectively, the "Collateral"). So long as any liability to Seller is outstanding hereunder or under the Purchase and License Agreement, Buyer will not, without the prior written consent of Seller, which may be withheld in its sole discretion, permit any lien or encumbrance to attach to the Collateral, or any levy to be made thereon, or any financing statement (except Seller's statement) to be on file with respect thereto. Buyer represents that the location where the Collateral will be kept is 1070 Seminole Trail, Charlottesville, Virginia 22901. Buyer will keep the Collateral, to the extent applicable, in good condition and repair, reasonable wear and tear excepted, and will keep the Collateral insured for the benefit of Seller (to which loss shall be payable) in such amounts, with such companies and against such risks as may be satisfactory to Seller, pay the cost of insurance and deliver certificates evidencing such insurance to Seller. Buyer hereby assigns to Seller all right to receive the proceeds of such insurance. Buyer will, upon Seller's request, join with Seller in executing a financing statement, in form satisfactory to Seller, and such continuation statements and other instruments as Seller may from time to time request and pay the cost of filing the same in any public office deemed advisable by Seller. Seller may, upon reasonable notice, inspect and check the Inventory, Vendor Tooling and Test Equipment. If at any time, Buyer fails to pay any amount due to Seller hereunder or under the Purchase and

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License Agreement, all liabilities of Buyer to Seller shall immediately become due and payable, and Seller may (in addition to any other rights and remedies which it may have) immediately and without demand exercise any and all of the rights and remedies granted to a secured party upon default under the UCC.
         7.8 Export Controls. Buyer acknowledges that certain of the Purchased Assets that Buyer may receive from Seller under this Agreement are controlled under laws and regulations of the U.S. Government that prohibit or restrict the export of technology and certain other activities. Buyer further acknowledges and agrees that such laws and regulations may require that Buyer obtain a license from the U.S. Government before the Purchased Assets or products made therefrom are sold, leased, sublicensed or otherwise transferred to a foreign person. Seller shall be excused from performance under this Agreement or under any other agreement, and shall not be liable or accountable to Buyer for any loss or damage, including lost profits or other indirect or incidental damages, to the extent that an act or omission of the U.S. Government (including acts or omissions of Congress and the judiciary) or any law or regulation restricts, prohibits or delays Seller's performance of an obligation under this Agreement or restricts or limits Buyer's use or transfer of the Purchased Assets or any product made therefrom. Notwithstanding anything to the contrary contained herein, in the event Buyer is required to respond to inquiries from a U.S. Government Agency relating to the export of the Purchased Assets, Seller shall provide reasonable assistance to Buyer in responding thereto at Buyer's sole expense.

                                   SECTION 8.
                                 INDEMNIFICATION

         8.1 Indemnification by Seller. Seller shall indemnify and hold Buyer and its officers, directors, shareholders and affiliates harmless from and against and in respect of any and all losses, costs, expenses, claims, damages, deficiencies, liabilities and obligations, including costs of investigation and defense, and reasonable attorneys' fees and expenses but excluding incidental or consequential damages ("Damages"), which Buyer or any such person may suffer, incur, or become subject to, arising out of, based upon or otherwise in respect of: (i) any liabilities or obligations of, or claims against, Seller, whether accruing prior to or after Closing, known or unknown, of any nature whatsoever, including, without limitation, Excluded Liabilities and liabilities of Seller to its creditors; (ii) any breach of any representation or warranty of Seller under this Agreement or the other documents and agreements contemplated hereby; or
(iii) non fulfillment of any covenant on the part of Seller under this Agreement or the other documents and agreements contemplated hereby.
         8.2 Indemnification by Buyer. Buyer shall indemnify and hold Seller, and its officers, directors and partners harmless against and in respect of any and all Damages which Seller or any such person may suffer, incur or become subject to arising out of, based upon or otherwise in respect of (i) any breach of any representation or warranty of Buyer, (ii) nonfulfillment of any covenant on the part of Buyer under this Agreement, (iii) the Assumed Liabilities, and
(iv) any and all liabilities, obligations, or claims arising from facts or events occurring after the Closing in connection with Buyer's ownership or operation of the Marine Business.

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         8.3      Indemnification Procedures.
                  (a) Any party seeking indemnification pursuant to this Section 8 (the "Indemnified Party") shall notify the other party or parties from whom such indemnification is sought (the "Indemnifying Party") of the Indemnified Party's assertion of such claim for indemnification, specifying the basis of such claim. The Indemnified Party shall thereupon give the Indemnifying Party reasonable access to the books, records and assets of the Indemnified Party which evidence or support such claim or the act, omission or occurrence giving rise to such claim.
                  (b) Each Indemnified Party shall promptly notify the Indemnifying Party of the assertion by any third party of any claim with respect to which the indemnification set forth in this Section 8 relates (which shall also constitute the notice required by Section 8.3(a)). The Indemnifying Party shall have the right, upon notice to the Indemnified Party within ten business days after the receipt of any such notice, to undertake the defense of or, with the consent of the Indemnified Party (which consent shall not unreasonably be withheld or delayed), to settle or compromise such claim. The failure of the Indemnifying Party to give such notice and to undertake the defense of or to settle or compromise such a claim shall constitute a waiver of the Indemnifying Party's rights under this Section 8.3(b) and shall preclude the Indemnifying Party from disputing the manner in which the Indemnified Party may conduct the defense of such claim or the reasonableness of any amount paid by the Indemnified Party in satisfaction of such claim. The election by the Indemnifying Party, pursuant to this Section 8.3(b) to undertake the defense of a third-party claim shall not preclude the party against which such claim has been made also from participating or continuing to participate in such defense, so long as such party bears its own legal fees and expenses for so doing.
                  (c) All claims for breach of any representation or warranty made by any party must be asserted not later than two years from the Closing Date, and no party shall be entitled to indemnity hereunder or other relief at law or in equity for any such claims asserted after that date.
                  (d) This Section 8 shall not impose any time limitation on the assertion of claims for breach of covenant made by any party or for claims for indemnification asserted by Buyer against Seller based upon the assertion against Buyer of any claim with respect to an Excluded Liability or for claims for indemnification asserted by Seller against Buyer based upon the assertion against Seller of any claim with respect to an Assumed Liability or facts or events occurring after the Closing in connection with Buyer's ownership or operation of the Marine Business.
                  (e) The rights of indemnification hereunder are not exclusive of any other rights a party hereto may have, whether at law or in equity.

                                   SECTION 9.
                                  MISCELLANEOUS


         9.1 Further Assurances. Seller shall, from time to time at the request of Buyer, and without further consideration, provide to Buyer such information relating to the Purchased Assets, and execute and deliver to Buyer such further instruments of assignment, transfer, conveyance and confirmation, and take such other action as Buyer may reasonably request in order more effectively to transfer title to the Purchased Assets or to effectuate the purposes of this Agreement or the other documents and agreements contemplated hereby. To the extent Seller is unable to obtain the Consent through the use of all reasonable efforts prior to Closing, Seller shall (i) if permitted pursuant to the terms of the License Agreement, use all reasonable efforts to provide Buyer with the full benefit such agreement, (ii) cooperate in any lawful arrangement designed to provide such benefits to Buyer and (iii) enforce at the request and expense of Buyer any rights of Seller arising from the License Agreement. Buyer shall use reasonable best efforts to obtain, on or before the Closing, a guarantee from Litton Industries, Inc. of the full performance when due of all of Buyer's obligations hereunder and pursuant to the Purchase and License Agreement, the Purchase Order and each of the other agreements and transactions contemplated hereby.
         9.2 Survival of Representations and Warranties. The representations and warranties made by each party in this Agreement or in any document delivered hereto, shall survive the Closing for a period of one year, and notwithstanding any investigation conducted before or after the Closing or the decision of any party to complete the Closing, each party hereto shall be entitled to rely upon the representations and warranties of the other party and to obtain indemnification for any breach thereof.
         9.3 Notices. All notices or other communications permitted or required hereunder shall be in writing and shall be sufficiently given if and when hand delivered to the persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by telegram, telecopy or telex, receipt acknowledged, addressed as set forth below or to such other person or persons and/or at such other address or addresses as shall be furnished by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, or on the date shown on the receipt or confirmation therefor in all other cases.


                           If to Buyer:

                           Sperry Marine Inc.
                           1070 Seminole Trail
                           Charlottesville, Virginia 22901
                           Attention:  Carlton Carrol
                           Telephone No.: 804-974-2539
                           Telecopier No.: 804-974-2480


                           With a copy to:
                                    Gerald L. Lett, Esq.
                                    Deputy Director, Intellectual Property Law
                                    1500 PRC Drive
                                    MS 6E2

                                    McLean, VA 22102-5050
                                    Telephone No.: 703-556-2790
                                    Telecopier No.: 703-556-2527

                           If to Seller:

                           eMerge Vision Systems, Inc.
                           c/o XL Vision, Inc.
                           10315 102nd Terrace
                           Sebastian, Florida 32958
                           Attention:  Mike Janney
                           Telephone No.:  561-589-5310
                           Telecopier No.:  561-589-3779

                           With a copy to:
                                    Karen M. Keating, Esq.
                                    Safeguard Scientifics, Inc.
                                    800 The Safeguard Building
                                    435 Devon Park Drive
                                    Wayne, Pennsylvania  19087
                                    Telephone No.: 610-254-4106
                                    Telecopier No.:  610-254-4376

         9.4 Assignment and Benefit. Neither Buyer nor Seller shall assign, delegate or otherwise transfer any obligations under this Agreement without the written consent of the other. Subject to the foregoing, this Agreement and the rights and obligations set forth herein shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective permitted successors and assigns. This Agreement shall not be construed as giving any person other than the parties hereto and their permitted successors, heirs and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any of the provisions herein contained. This Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their permitted successors, heirs and assigns and for the benefit of no other person or entity.

         9.5 Entire Agreement. This Agreement, together with the Purchase and License Agreement and all other agreements, exhibits, schedules and certificates referred to herein or delivered pursuant to hereto, constitutes the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements and under standings with respect thereto. Any amendment, modification, or waiver of this Agreement shall be in writing. Unless expressly provided, the waiver by a party of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision hereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.

         9.6 Fees and Expenses. Seller and Buyer shall each be responsible for and bear all of their own costs and expenses incurred in connection with the sale of the Purchased Assets.
         9.7 Governing Law. This Agreement is made pursuant to, and shall be construed and enforced in accordance with the internal laws of the State of Florida, without giving effect to otherwise applicable principles of conflict of law.
         9.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute but one and the same agreement.
         9.9 Effect of Headings. The subject headings of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.
         9.10 Incorporation by Reference. The schedules and exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

[Intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement, all as of the day and year first above written.

                                              EMERGE VISION SYSTEMS, INC.

                                              By: /s/: T. Michael Janney
                                              ---------------------------------
                                              Name:  T. Michael Janney
                                                    ---------------------------
                                              Title: Chief Financial Officer
                                                    ---------------------------

                                              SPERRY MARINE INC.


                                              By:  C. Graham
                                                   ----------------------------
                                                   Name: C. Graham
                                                         ----------------------
                                                   Title: Manager
                                                          ---------------------

                                   SCHEDULE 1

IR SPECIFICATIONS


         The IR System is comprised of the following:

         AMIRIS System #105190000
         NSK 1000 System #105190001
         FROS System #105594000
         Three Field of View Assembly #105235
         CCD Overlay #105504

                                   SCHEDULE 2

VENDOR TOOLING

PRIVATE
ITEM #
PART NUMBER

DESCRIPTION



TOOL
VENDOR

VALUE




1
105097000

HEATSINK LID MACHINED



MILLING FIXTURE
RUOFF & SONS
$
376.00

2
105100000

ENDCAP, PAN & TILT

MILLING FIXTURES
S. ENGINEERING
$
2,493.00

3
105149000

HOUSING, AZ-EL



MILLING FIXTURES
S. ENGINEERING
$
2,494.12

4
105224000

GEAR SECTOR



GEAR CUTTING FIXTURE
PEERLESS
$
313.00

5
105224000

GEAR SECTOR



GEAR HOB
PEERLESS
$
313.00

6
105224000

GEAR SECTOR

GEAR MILLING FIXTURE
PEERLESS
$
314.00

7
105241000

MIRROR HOUSING CASTING



WAX INFECTION MOLD
AIC
$
5,580.00

8
105266000

CELL, LENS, 3X, CASTING



STRAIGHTENING MANDREL
NU CAST
$
650.00

9
105266000

CELL, LENS, 3X, CASTING



WAX INJECTION MOLD
NU CAST
$
7,250.00

10
105434000

AZ-EL HOUSING CASTING



WAX INJECTION MOLD
AIC
$
12,870.00

11
105440000

CAMERA HOUSING CASTING



WAX INFECTION MOLD
NU CAST
$
16,950.00

12
105456000

LID, HEATSINK CASTING



STRAIGHTENING MANDREL
NU CAST
$
950.00

13
105456000

LID, HEATSINK CASTING



WAX INJECTION MOLD
NU CAST
$
12,050.00

14
105457000

ENDCAP CASTING



WAX INJECTION MOLD
AIC
$
6,750.00

15
105458000

SHAFT, AZIMUTH-CASTING



1 CAVITY MANUAL DIE
SOUTHERN TOOL
$
3,100.00

16
105505000

CA, GIMBEL/CAMERA



CONNECTOR MOLD (10EA)
WPI
$
1,072.50

17
105560000

CA, GIMBEL/CAMERA, 25 PIN



CONNECTOR MOLD (10EA)
WPI
$

1,170.00






Subtotal
$
74,695.62

Material Handling %

11.5%

Material Handling %
$
8,590.00

Total Cost for Tooling
$
83,285.62

                                   SCHEDULE 3

TEST EQUIPMENT

PRIVATE
Relay Lens Alignment Fixture



Auto Collimator



 $        10,000



Sissors Jack


 $                 700

Misc Optical Mounts & Cables


 $          4,000


IR Optical Imager (105462)


 $        24,000


Power Supply (+15VDC @ 2 Amps)

 $                 600



PC & Monitor & Video Monitor


 $        13,000

6 inch collimator (included in above amount)


3 FOV IR and Visible Alignment Fixture


IR Target Wheel


 $          5,000


8" Collimator




 $        14,000


Sissors Jack

 $                 700


Misc optical Mounts


 $          2,000


Power Supply (+24 VDC)

 $                 600


Optical Bench (needed to mount both alignment fixtures)


 $        16,000



Quad Optical Bench Test Fixture

 $        19,100


Leak Detector


Leak Detector

 $        21,000


Sterling Charging Station

 $          3,000

Power Supply Load Bank


 $          2,000

Camera Box Charging Station

 $                 800

PRIVATE
PRIVATE
Flow Bench

 $          4,500

Engineering System


 $        54,300

PRIVATE
TOTAL

 $       195,300

                                    EXHIBIT A

PURCHASE AND LICENSE AGREEMENT

                                    EXHIBIT B

         NONDISCLOSURE AGREEMENT


         THIS NONDISCLOSURE AGREEMENT (this "Agreement") is made and entered
into as of the day of     , 1999, by and between ___________________, a Delaware
corporation (the "Corporation"), and ("Disclosee").

                                   BACKGROUND

                  Disclosee acknowledges that (i) Disclosee will acquire unique knowledge of the business and operations of the Corporation, (ii) Disclosee will develop or acquire during the term of his or her visit to the Corporation, rights and information which are proprietary in nature to the Corporation, and
(iii) the provisions contained in this Agreement are required in order to preserve for the Corporation the valuable and legitimate rights of the Corporation.

                  NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  Section 1. Confidentiality. Disclosee acknowledges and agrees that in the course of, or incident to, the performance of this Agreement, the Corporation may provide to Disclosee or Disclosee may have access to, trade secrets, proprietary and other confidential information of the Corporation. For purposes of this Agreement, the term "confidential information" shall mean all information concerning the business, technology or affairs of the Corporation and/or its affiliates and all information received from third parties and held in confidence by the Corporation and/or its affiliates, including, without limitation, client lists and all other information relating to existing and potential clients, suppliers, markets, contracts, prices, software, requirements, strategies, products, technology, know-how, information, data, processes, inventions, development, formulations, applications and methods of design and development, except any information that is shown to have been voluntarily disclosed to the public by the Corporation, to have been independently developed and disclosed by third parties or to have otherwise entered the public domain by lawful means. Disclosee recognizes and agrees that the confidentiality of the confidential information is necessary to the ability of the Corporation to compete effectively with its competitors. In light of the foregoing, Disclosee agrees that:

                            (a) During the term of this Agreement and at all
times thereafter, Disclosee will hold confidential information in the strictest confidence and will not, without the prior written consent of the Corporation, disclose or publish, and shall take all reasonable precautions to prevent any of Disclosee's employer's, partners, associates or agents from disclosing or publishing, any portion thereof to any person or entity (which terms, as used in this Agreement, shall include, without limitation, any individual, firm, corporation, association or group) except as required by applicable law or legal process as to which he or she will give the Corporation prompt notice and consult with it on the possibility of seeking a protective order or other means to preserve the confidentiality of the information required to be disclosed; and

                            (b) Upon expiration or termination of this Agreement
for any reason whatsoever, Disclosee will immediately return to the Corporation all documents or other tangible records, and any and all copies thereof, within Disclosee's possession, custody, or control, containing or reflecting any confidential information.

                  Section 2. Breach of Conditions. Disclosee acknowledges that upon the breach of any of the provisions of this Agreement the Corporation would sustain irreparable harm, and, therefore, Disclosee agrees that in addition to any other remedies which the Corporation may have under this Agreement or otherwise upon such breach, the Corporation shall be entitled to apply to any court of competent jurisdiction for equitable relief, including specific performance and injunctions restraining Disclosee from committing or continuing any such violation of this Agreement.

                  Section 3. Interpretation. If any provision of this Agreement is held to be invalid or unenforceable by a judicial order for any reason, such action shall not affect the enforceability of the remaining provisions hereof and, without limiting the foregoing, any such holding shall in no event preclude the Corporation from enforcing the provisions hereof for such term, in such territory and to such extent not inconsistent with or prohibited by said judicial order. If any provision, or part thereof, however, is held to be unenforceable because of the duration thereof or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and/or to delete specific words or phrases, and in its reduced form such provision shall then be enforceable.

                  Section 4. Binding Effect. This Agreement shall be binding on the respective successors, assigns, heirs, executors and administrators of the parties hereto.

                  Section 5. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the matters contemplated herein and shall not be modified or amended except by the written agreement of the parties.

                  Section 6. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Florida, without reference to the principles of conflicts of laws otherwise applicable therein.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.


                                                  By:
                                                  Name:
                                                  Title:



                                                               [Signature]



                                                               [Print Name]